Exhibit (c)(vii) J.R Morgan Project Cascade Presentation to the Special Committee December 15, 2025 S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L

CONFIDENTIAL

Financial summary – Cascade Management vs. Street Consensus projections

Cascade Management
Broker Consensus *(for reference only)*

Revenue ($mm)

'25E – '27E CAGR:
Cascade: 23%
Consensus: 24%

'25E – '30E CAGR:
Cascade: 20%



$730
$730
$940
$949
$1,100
$1,121
$1,298
$1,531
$1,807
2025E
2026E
2027E
2028E
2029E
2030E

% growth	2025E	2026E	2027E	2028E	2029E	2030E
Cascade	*62%*	*29%*	*17%*	*18%*	*18%*	*18%*
Consensus	*62%*	*30%*	*18%*			
Organic growth	*15%*	*15%*	*17%*			

Gross profit ($mm)

'25E – '27E CAGR:
Cascade: 23%
Consensus: 25%

'25E – '30E CAGR:
Cascade: 21%



$571
$572
$740
$748
$871
$891
$1,034
$1,228
$1,458
2025E
2026E
2027E
2028E
2029E
2030E

% gross margin	2025E	2026E	2027E	2028E	2029E	2030E
Cascade	*78%*	*79%*	*79%*	*80%*	*80%*	*81%*
Consensus	*78%*	*79%*	*80%*			

Adjusted EBITDA (pre-SBC) ($mm) [1]

'25E – '27E CAGR:
Cascade: 30%
Consensus: 28%

'25E – '30E CAGR:
Cascade: 25%



$248
$247
$338
$333
$418
$406
$518
$634
$763
2025E
2026E
2027E
2028E
2029E
2030E

% Adjusted EBITDA margin	2025E	2026E	2027E	2028E	2029E	2030E
Cascade	*34%*	*36%*	*38%*	*40%*	*41%*	*42%*
Consensus	*34%*	*35%*	*36%*			

Unlevered free cash flow (pre-SBC) ($mm) [2]

'25E – '27E CAGR:
Cascade: 35%
Consensus: 34%

'25E – '30E CAGR:
Cascade: 27%



$208
$195
$300
$248
$379
$350
$470
$576
$693
2025E
2026E
2027E
2028E
2029E
2030E

% Unlevered free cash flow margin	2025E	2026E	2027E	2028E	2029E	2030E
Cascade	*28%*	*32%*	*34%*	*36%*	*38%*	*38%*
Consensus	*27%*	*26%*	*31%*			

J.P.Morgan

Source: Cascade Management Projections; Company filings; FactSet as of 12/12/2025
Note: FYE 12/31; [1] Adjusted EBITDA is defined as net income / loss plus (i) interest income, net, (ii) depreciation and amortization expense, (iii) SBC expense and related payroll taxes, (iv) tax receivable agreement expense, (v) transaction expenses, (vi) amortization of prepaid management fees and reimbursable expenses, (vii) provision for (benefit from) income taxes, (viii) other income, net, and (ix) Up-C structure expenses; [2] Broker consensus projections defined as cash flow from operations + interest expense * (1 - marginal tax rate) - capex

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CONFIDENTIAL

Cascade valuation summary

Cascade Management Projections; $mm except for equity value per share; per share values rounded to nearest $0.25 except for 52-week trading range; DCF analysis includes value of existing tax attributes

#	Category	Methodology	Illustrative Cascade equity value per share (Low)	Illustrative Cascade equity value per share (High)	Commentary	Implied FV / 2026E Adj. EBITDA (pre-SBC) multiple
1	Trading multiples	FV / 2026E Revenue	$15.75	$26.25	■ 2026E Revenue: $940mm ■ Multiple range: 6.0x – 9.5x	16.7x – 26.4x
		FV / 2026E uFCF[1]	$16.75	$31.25	■ 2026E uFCF (pre-SBC): $300mm ■ Multiple range: 20.0x – 35.0x	17.7x – 31.0x
2	Transaction multiples	FV / NTM Revenue	$15.75	$23.25	■ NTM Revenue: $940mm ■ Multiple range: 6.0x – 8.5x	16.7x – 23.6x
		FV / NTM uFCF[1]	$18.75	$34.00	■ NTM uFCF (pre-SBC): $300mm ■ Multiple range: 22.0x – 38.0x	19.5x – 33.7x
3	Discounted cash flow analysis	Cascade Management Projections; Tax Attributes Projections	$20.25	$31.25	■ Includes value of existing tax attributes, ~$1.50 per share ■ Discount rate: 9.25% - 10.25% ■ TGR: 4.50% - 5.50%	20.9x – 31.1x
4	For reference only[2]	52-week trading range	$15.74	$32.00	■ 52-week low date: 11/06/2025 ■ 52-week high date: 02/20/2025	16.7x – 31.8x
		Analyst price targets	$25.00 (Low)	$36.00 (High)	■ # of brokers: 11	25.3x – 35.5x

Analyst price targets: Median $27.00

Unaffected Price (11/10)[3] $16.69

Current Price (12/12) $21.81

Source: Cascade Management Projections; Tax Attributes Projections; FactSet as of 12/12/2025; Bloomberg; Public company filings

Note: FYE 12/3; Assumes 12/31/2025 valuation date; Per Q3 filings, assumes $859mm debt and $64mm cash & equivalents; Per Cascade management, assumes 293.1mm basic shares outstanding, 7.6mm options outstanding with a weighted average strike price of $9.09, 8.5mm RSUs, 3.6mm PSUs, $16.7mm Enfusion equity commitment, and $4.1mm future hires equity commitment; [1] Unlevered free cash flow (uFCF) defined as EBIT (pre-SBC) - taxes + depreciation + amortization of contract acquisition costs - capex - change in NWC; [2] As of 12/12/2025; [3] Day before news broke that Cascade was considering a sale amid takeover interest

J.P.Morgan 2

CONFIDENTIAL

Trading multiples and operating benchmarks

	Firm value	Revenue growth 2026E	EBITDA margin 2026E	Rule of X[1] 2026E	uFCF margin 2026E	FV / Revenue 2026E	FV / EBITDA 2026E	FV / uFCF 2026E
Cascade (Current, street)	**$7,570**	**18%[2]**	**35%**	**53%**	**26%**	**8.0x**	**22.7x**	**30.5x**
Cascade (Current, management)	**7,570**	**17%[2]**	**36%**	**53%**	**32%**	**8.1x**	**22.4x**	**25.2x**
Cascade (Unaffected, street)[3]	**5,968**	**18%[2]**	**35%**	**53%**	**26%**	**6.3x**	**17.9x**	**24.0x**
Cascade (Unaffected, management)[3]	**5,968**	**17%[2]**	**36%**	**53%**	**32%**	**6.3x**	**17.6x**	**19.9x**
Vertical software + Cascade financial profile								
Veeva Systems	$31,142	12%	46%	58%	44%	8.9x	19.4x	20.1x
Guidewire Software	17,441	17%	32%	49%	24%	11.6x	35.7x	48.7x
Bentley Systems	13,559	11%	36%	46%	32%	8.2x	22.7x	25.4x
Nemetschek	12,912	13%	32%	46%	24%	8.2x	25.3x	34.5x
Procore Technologies	11,642	12%	24%	36%	22%	7.9x	32.4x	36.0x
AppFolio	8,308	18%	28%	46%	24%	7.4x	26.7x	30.9x
Cellebrite	4,270	17%	27%	44%	33%	7.7x	28.3x	23.7x
Median		**13%**	**32%**	**46%**	**24%**	**8.2x**	**26.7x**	**30.9x**
Other software + Cascade financial profile								
Autodesk	$66,875	12%	40%	51%	33%	8.5x	21.2x	25.8x
Atlassian	44,698	20%	27%	47%	26%	6.5x	24.2x	24.8x
Descartes Systems	7,721	11%	46%	57%	39%	9.7x	21.0x	24.6x
Median		**12%**	**40%**	**51%**	**33%**	**8.5x**	**21.2x**	**24.8x**
Financial services software *(for reference only)*								
Q2	$4,901	10%	26%	36%	26%	5.6x	21.7x	21.3x
nCino	3,228	8%	25%	33%	20%	5.1x	20.3x	25.5x
Alkami Technology	2,786	24%	19%	43%	15%	5.1x	26.8x	33.7x
Median		**10%**	**25%**	**36%**	**20%**	**5.1x**	**21.7x**	**25.5x**

Source: Cascade Management Projections; Public company filings; FactSet as of 12/12/2025
Note: NM represents negative metric or >100x multiple; Per Cascade management, assumes 293.1mm basic shares outstanding, 7.6mm options outstanding with a weighted average strike price of $9.09, 8.5mm RSUs, 3.6mm PSUs, $16.7mm Enfusion equity commitment, and $4.1mm future hires equity commitment; Unlevered FCF (uFCF) calculated as cash flow from operations – capex + cash interest paid * (1 – tax rate); [1] Calculated as 2026E revenue growth + 2026E EBITDA margin; [2] Represents 2027E revenue growth as 2026E organic growth not projected by brokers; [3] Unaffected share price as of 11/10/2025;

J.P.Morgan 3

C O N F I D E N T I A L Select M&A transactions FV / NTM Revenue multiples 8.5x 8.4x 8.0x 8.0x 7.1x 6.9x Median 6.2x 7.0x 6.2x 6.1x 5.8x Target Acquirer Date Aug-25 Jan-25 Sep-24 Jun-24 May-23 Mar-23 Dec-22 Aug-21 Apr-21 Dec-20 Txn Value ($bn) $12.1 $1.5 $7.6 $5.8 $4.2 $11.7 $8.1 $7.2 $10.2 $10.1 FV / NTM uFCF 28.0x 43.3x 26.7x 21.5x NM NM 43.3x 37.6x 43.0x 35.0x NTM Rev. Growth 11% 18% 15% 12% 8% 14% 18% 15% 16% 11% (%) NTM EBITDA 33% 23% 19% 35% 24% 15% 22% 35% 17% 28% Margin (%) Rule of X (%) 44% 41% 34% 47% 32% 30% 40% 50% 33% 39% NTM uFCF Margin 21% 14% 23% 33% 12% 8% 19% 23% 19% 23% (%) Source: Public company filings; Press releases; FactSet 4 Note: NM represents multiples <0x or >50x; Unlevered FCF (uFCF) calculated as cash flow from operations – capex + cash interest paid * (1 – tax rate)

C O N F I D E N T I A L Cascade discounted cash flow analysis Cascade Management Projections; 12/31/2025 valuation date; 9.25% - 10.25% discount rate; 4.5% - 5.5% terminal growth rate; utilizes mid-year discounting; includes NPV of tax attributes UNLEVERED FREE CASH FLOW SUMMARY Cascade Management Projections FYE - 12/31 ($mm) 2025E 2026E 2027E 2028E 2029E 2030E Terminal Revenue $730 $940 $1,100 $1,298 $1,531 $1,807 $1,897 % growth 61.7% 28.7% 17.0% 18.0% 18.0% 18.0% 5.0% Adjusted EBITDA (pre-SBC) $248 $338 $418 $518 $634 $763 $835 % margin 33.9% 36.0% 38.0% 39.9% 41.4% 42.2% 44.0% Less: stock-based compensation (SBC) (127) (127) (127) (127) (127) (127) (127) % of revenue 17.4% 13.5% 11.5% 9.8% 8.3% 7.0% 6.7% Less: depreciation (P&E) (7) (13) (11) (14) (17) (21) (28) % of capex 60.6% 64.4% 68.1% 71.8% 75.6% 79.3% 98.0% Adjusted EBIT (post-SBC) $114 $198 $280 $377 $490 $614 $680 % margin 21.1% 25.4% 29.0% 32.0% 34.0% 35.8% Less: income taxes (50) (70) (94) (122) (154) (170) 1 % effective tax rate 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% Less: other taxes (2) (2) (2) (2) (2) (2) NOPAT $147 $208 $281 $365 $459 $508 Plus: depreciation 13 11 14 17 21 28 Plus: amortization of contract acquisition costs 13 16 19 22 27 30 Less: capex (21) (16) (19) (23) (27) (28) % revenue 2.2% 1.5% 1.5% 1.5% 1.5% 1.5% 2 Less: Δ in NWC (19) (22) (26) (31) (36) (38) % of revenue (2.0%) (2.0%) (2.0%) (2.0%) (2.0%) (2.0%) Unlevered free cash flow $134 $196 $268 $351 $444 $499 Memo: capitalized contract acquisition costs 15 18 21 25 29 30 % of revenue 1.6% 1.6% 1.6% 1.6% 1.6% 1.6% PV of FCF PV of tax attributes PV of terminal value Firm value FV / 2026E revenue Terminal growth rate Terminal growth rate Terminal growth rate 4.5% 5.0% 5.5% 4.5% 5.0% 5.5% 4.5% 5.0% 5.5% 9.25% $1,070 $467 $7,019 $7,889 $8,992 $8,556 $9,426 $10,529 9.1x 10.0x 11.2x Discount rate 9.75% 1,056 + 459 + 6,221 6,915 7,773 = 7,736 8,430 9,287 8.2x 9.0x 9.9x 10.25% 1,042 450 5,565 6,130 6,814 7,058 7,623 8,306 7.5x 8.1x 8.8x Less: net debt and FV adjustments Equity value Implied price per share Terminal value / terminal revenue Terminal value / terminal uFCF (pre-SBC) Terminal growth rate Terminal growth rate Terminal growth rate Terminal growth rate 4.5% 5.0% 5.5% 4.5% 5.0% 5.5% 4.5% 5.0% 5.5% 4.5% 5.0% 5.5% 9.25% $795 $7,761 $8,631 $9,734 $24.96 $27.74 $31.27 5.8x 6.5x 7.4x 17.4x 19.6x 22.3x Discount rate 9.75% 795 = 6,941 7,635 8,493 22.34 24.56 27.30 5.2x 5.8x 6.5x 15.8x 17.6x 19.8x 10.25% 795 6,263 6,828 7,512 20.17 21.98 24.16 4.8x 5.3x 5.8x 14.5x 15.9x 17.7x Source: Cascade Management Projections; Tax Attributes Projections Note: Balance sheet data as of 09/30/2025; Analysis excludes amortization of goodwill and acquired intangibles, which are not tax deductible per Cascade management; Per Q3 filings, assumes 5 $859mm debt and $64mm cash & cash equivalents; Per Cascade management, assumes 293.1mm basic shares outstanding, 7.6mm options outstanding with a weighted average strike price of $9.09, 1 2 8.5mm RSUs, 3.6mm PSUs, $16.7mm Enfusion equity commitment, and $4.1mm future hires equity commitment; Per Cascade management; NWC includes capitalized contract acquisition costs

C O N F I D E N T I A L Implied transaction metrics at various offer prices – for reference only Unaffected Current (11/10) Offer price $16.69 $21.81 $23.00 $23.50 $24.00 $24.50 $25.00 $25.50 $26.00 $26.50 $27.00 $27.50 Implied prem. / (discount) to: Metric Unaffected share price $16.69 - 31% 38% 41% 44% 47% 50% 53% 56% 59% 62% 65% Current share price $21.81 (23%) - 5% 8% 10% 12% 15% 17% 19% 22% 24% 26% Warburg / Permira initial proposal $24.50 (32%) (11%) (6%) (4%) (2%) - 2% 4% 6% 8% 10% 12% 1 30-day VWAP $17.83 (6%) 22% 29% 32% 35% 37% 40% 43% 46% 49% 51% 54% 1 60-day VWAP $18.64 (10%) 17% 23% 26% 29% 31% 34% 37% 40% 42% 45% 48% Median broker price target $27.00 (38%) (19%) (15%) (13%) (11%) (9%) (7%) (6%) (4%) (2%) - 2% 52-week high $32.00 (48%) (32%) (28%) (27%) (25%) (23%) (22%) (20%) (19%) (17%) (16%) (14%) IPO price $18.00 (7%) 21% 28% 31% 33% 36% 39% 42% 44% 47% 50% 53% Diluted shares outstanding 310.0 310.6 310.8 310.8 310.8 310.9 310.9 311.0 311.0 311.0 311.1 311.1 Implied equity value $5,173 $6,775 $7,147 $7,304 $7,460 $7,617 $7,773 $7,929 $8,086 $8,242 $8,399 $8,555 2 Add: net debt 795 795 795 795 795 795 795 795 795 795 795 795 Implied firm value $5,968 $7,570 $7,942 $8,099 $8,255 $8,411 $8,568 $8,724 $8,881 $9,037 $9,194 $9,350 3 Trading multiples Metric FV / 2026E Revenue $949 6.3x 8.0x 8.4x 8.5x 8.7x 8.9x 9.0x 9.2x 9.4x 9.5x 9.7x 9.9x FV / 2027E Revenue $1,121 5.3x 6.8x 7.1x 7.2x 7.4x 7.5x 7.6x 7.8x 7.9x 8.1x 8.2x 8.3x FV / 2026E Adj. EBITDA (pre-SBC) $333 17.9x 22.7x 23.8x 24.3x 24.8x 25.2x 25.7x 26.2x 26.6x 27.1x 27.6x 28.0x FV / 2027E Adj. EBITDA (pre-SBC) $406 14.7x 18.7x 19.6x 20.0x 20.4x 20.7x 21.1x 21.5x 21.9x 22.3x 22.7x 23.1x 4 FV / 2026E uFCF $248 24.0x 30.5x 32.0x 32.6x 33.2x 33.9x 34.5x 35.1x 35.7x 36.4x 37.0x 37.6x 4 FV / 2027E uFCF $350 17.1x 21.6x 22.7x 23.1x 23.6x 24.0x 24.5x 24.9x 25.4x 25.8x 26.3x 26.7x Source: Public company filings; FactSet as of 12/12/2025; Bloomberg Note: Per Cascade management, assumes 293.1mm basic shares outstanding, 7.6mm options outstanding with a weighted average strike price of $9.09, 8.5mm RSUs, 3.6mm PSUs, $16.7mm Enfusion 6 1 2 3 equity commitment, and $4.1mm future hires equity commitment; VWAPs as of unaffected date (11/10/2025); Per Q3 filings, assumes $859mm debt and $64mm cash & equivalents; Street 4 estimates; Unlevered free cash flow is not burdened by stock-based compensation

C O N F I D E N T I A L Agenda Page 1 Appendix 7 J.P Morgan

CONFIDENTIAL

Key assumptions and inputs for Cascade valuation analysis

Cascade Management Projections

Basis of Projections	• Cascade Management Projections provided through 2030E • Terminal year assumptions provided by Cascade management
Revenue	• 2026E revenue outlook: ~29% YoY growth driven by realized bookings in Q4 2025, conversion of book-not-billed and proof of concept pipeline, and Apr-25 acquisition • Revenue grows from $730mm in 2025E to $1,807mm in 2030E, representing a 20% 5-year CAGR • Terminal growth rate range of 4.5% - 5.5%
Profitability	• 2026E EBITDA outlook: 210 bps of margin accretion driven by 50 bps of gross margin accretion and 160 bps of operating leverage from R&D and G&A (S&M forecast to grow in-line with or slightly above revenue to support growth initiatives) • Gross margin expansion: 250 bps from 78.2% in 2025E to 80.7% in 2030E (approaching 82% long-term target) driven by scale and AI efficiency, especially with new customers from Apr-25 acquisition • Operating expenses drive 580 basis points of margin accretion from 2025E to 2030E • Adjusted EBITDA margin expands 830 basis points from 2025E (33.9%) to 2030E (42.2%) • Terminal adjusted EBITDA (pre-SBC) margin of 44.0%
Cash Flow	• Unlevered free cash flow (uFCF) grows from $208mm (28.5% margin) in 2025E to $693mm (38.4% margin) in 2030E[1] • Stock-based compensation (SBC) expense projected to remain constant at $127mm from 2025E to 2030E given the Company's stock is distributed only to a select group of management (not a widely used form of compensation) • Capex, the majority of which is capitalized software development work, is projected at 1.5% of revenue every year from 2025E to 2030E except 2026E (elevated at 2.2% of revenue due to ongoing office renovation) • NWC forecast at 2.0% of revenue over the full 5-year projection period[2] • Depreciation as a % of capex gradually increases from 61% in 2025E to 79% in 2030E and 98% in the terminal year • Amortization of contract acquisition costs as a % of capitalized contract acquisition costs increases from 86% in 2025E to 92% in 2030E and 98% in the terminal year
Cash Taxes	• Cash flow from deferred tax attributes ($672mm balance as of 09/30/2025) valued separately from unlevered free cash flows • Deferred tax asset usage is limited to 80% of annual taxable income • Assumes long-term effective cash tax rate of 25% per Cascade management

Source: Cascade Management Projections; Tax Attributes Projections; Cascade management; Public company filings

Note: FYE 12/31; [1] Unlevered free cash flow (uFCF) defined as EBIT (pre-SBC) - taxes + depreciation + amortization of deferred contract acquisition costs - capex - change in NWC; [2] NWC includes capitalized contract acquisition costs

J.P.Morgan

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CONFIDENTIAL

Illustrative tax attributes discounted cash flow analysis

12/31/2025 valuation date; 9.25% - 10.25% discount rate; utilizes mid-year discounting

FREE CASH FLOW FROM TAX ATTRIBUTES

	Cascade Tax Attributes Projections						
FYE - 12/31 ($mm)	**2026E**	**2027E**	**2028E**	**2029E**	**2030E**	**2031E**	**2032E**
Revenue	**$940**	**$1,100**	**$1,298**	**$1,531**	**$1,807**	**$2,096**	**$2,390**
% growth	*28.7%*	*17.0%*	*18.0%*	*18.0%*	*18.0%*	*16.0%*	*14.0%*
Adjusted EBITDA (pre-SBC)	**$338**	**$418**	**$518**	**$634**	**$763**	**$892**	**$1,026**
% margin	*36.0%*	*38.0%*	*39.9%*	*41.4%*	*42.2%*	*42.6%*	*42.9%*
Less: stock-based compensation (SBC)	(127)	(127)	(127)	(127)	(127)	(127)	(127)
Less: depreciation (P&E)	(13)	(11)	(14)	(17)	(21)	(26)	(31)
Adjusted EBIT (post-SBC)	**$198**	**$280**	**$377**	**$490**	**$614**	**$739**	**$868**
(*) DTA limit	*80.0%*	*80.0%*	*80.0%*	*80.0%*	*80.0%*	*80.0%*	*80.0%*
(*) effective tax rate	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*
Tax payable	**$40**	**$56**	**$75**	**$98**	**$123**	**$148**	**$174**
Deferred Tax Asset (DTA) schedule							
Beginning DTA balance	$672	$632	$576	$501	$403	$280	$132
Plus: DTA created	-	-	-	-	-	-	-
Less: DTA used	(40)	(56)	(75)	(98)	(123)	(148)	(132)
Ending DTA balance	**$632**	**$576**	**$501**	**$403**	**$280**	**$132**	**-**
Free cash flow for discounting	**$40**	**$56**	**$75**	**$98**	**$123**	**$148**	**$132**

PV of tax attributes			
		Total	Per share
Discount rate	9.25%	$467	$1.50
	9.75%	**459**	**1.48**
	10.25%	450	1.45

Source: Cascade Management Projections; Tax Attributes Projections

Note: Balance sheet data as of 09/30/2025; Per Q3 filings, assumes $859mm debt and $64mm cash & cash equivalents; Per Cascade management, assumes 293.1mm basic shares outstanding, 7.6mm options outstanding with a weighted average strike price of $9.09, 8.5mm RSUs, 3.6mm PSUs, $16.7mm Enfusion equity commitment, and $4.1mm future hires equity commitment

J.P.Morgan 8

C O N F I D E N T I A L Preliminary illustrative discount rate analysis DISCOUNT RATE SUMMARY CAPITAL STRUCTURE BENCHMARKS Market Debt/ Levered beta Re-levered 1 Risk free rate 4.1% 2 Company cap total cap Barra Historical historical Vertical software + Cascade financial profile Equity risk premium 3.50%― 4.50% Veeva Systems $37,546 0.0% 0.768 1.590 1.801 Guidewire Software 17,901 3.7% 1.005 1.281 1.410 Levered beta 1.20― 1.90 Bentley Systems 12,472 9.1% 0.906 1.523 1.596 Procore Technology 12,326 0.0% 1.519 1.982 2.245 Nemetschek SE 12,704 4.0% 1.153 1.485 1.629 Cost of equity 8.3% 12.7% Appfolio 8,508 0.0% 0.940 1.066 1.207 Cellebrite Di 4,796 0.0% 1.251 1.128 1.277 Other software + Cascade financial profile Pre-tax cost of debt 6.50% Autodesk $66,378 3.6% 0.930 1.757 1.931 Atlassian 46,477 2.1% 1.550 2.007 2.237 Post-tax cost of debt 4.9% Descartes Systems Group 7,962 0.0% 1.103 1.105 1.251 Debt/total cap target 15.0% Mean $22,707 2.3% 1.113 1.492 1.658 Median 12,588 1.1% 1.054 1.504 1.612 Calculated discount rate 7.82% 11.52% Cascade (current) $6,775 11.3% 1.145 1.155 1.194 Selected discount rate 9.25% 10.25% 3 Cascade (unaffected) $5,173 14.2% 1.196 1.197 1.206 4 5 COST OF EQUITY VS. DEBT/TOTAL CAP TARGET COST OF EQUITY VS. PRE-TAX COST OF DEBT Cost of equity Cost of equity 8.3% 9.4% 10.5% 11.6% 12.7% 8.3% 9.4% 10.5% 11.6% 12.7% 5.0% 8.2% 9.2% 10.2% 11.3% 12.3% 5.50% 7.7% 8.6% 9.6% 10.5% 11.4% 10.0% 8.0% 9.0% 10.0% 10.9% 11.9% 6.00% 7.8% 8.7% 9.6% 10.5% 11.5% 15.0% 7.8% 8.7% 9.7% 10.6% 11.5% 6.50% 7.8% 8.7% 9.7% 10.6% 11.5% 20.0% 7.6% 8.5% 9.4% 10.3% 11.1% 7.00% 7.9% 8.8% 9.7% 10.6% 11.6% 25.0% 7.5% 8.3% 9.1% 9.9% 10.7% 7.50% 7.9% 8.9% 9.8% 10.7% 11.6% Source: FactSet, MSCI Barra Note: Market data as of 12/12/2025; ¹ U.S. 10-year treasury bond yield as of 11/14/2025; ² Relevered historical beta is implied based on unlevering historical levered beta for each respective company based on their 9 3 4 current capital structure and 5-year historical weighted average tax rate then subsequently relevering based on debt/total cap target of 15.0% and target marginal tax rate of 25.0%; Unaffected as of 11/10/2025; 5 Assumes pre-tax cost of debt of 6.50% and tax rate of 25.0% per Cascade management; Assumes debt/total cap target of 15.0% and tax rate of 25.0% per Cascade management Debt/total cap Pre-tax cost of debt

CONFIDENTIAL

Cascade future share price analysis – *for reference only*

Cascade Management Projections; illustrative 10.5% discount rate; $mm except share price

PRESENT VALUE OF FUTURE SHARE PRICE – *NTM REVENUE*

	YE 2025	YE 2026	YE 2027
NTM Revenue	**$940**	**$1,100**	**$1,298**
% growth	*29%*	*17%*	*18%*

	NTM Revenue Multiple	YE 2025	YE 2026	YE 2027
Future share price / premium to unaffected	5.5x	$14.33 / (14%)	$17.70 / 6%	$21.98 / 32%
	6.5x *(unaffected)*	**$17.34 / 4%**	**$21.21 / 27%**	**$26.13 / 57%**
	7.5x	$20.34 / 22%	$24.73 / 48%	$30.28 / 81%
	8.5x	$23.35 / 40%	$28.24 / 69%	$34.43 / 106%

	NTM Revenue Multiple	YE 2025	YE 2026	YE 2027
Present value of future share price / premium to unaffected[1]	5.5x	$14.33 / (14%)	$16.02 / (4%)	$18.00 / 8%
	6.5x *(unaffected)*	**$17.34 / 4%**	**$19.20 / 15%**	**$21.40 / 28%**
	7.5x	$20.34 / 22%	$22.38 / 34%	$24.80 / 49%
	8.5x	$23.35 / 40%	$25.56 / 53%	$28.20 / 69%

PRESENT VALUE OF FUTURE SHARE PRICE – *NTM EBITDA*

	YE 2025	YE 2026	YE 2027
NTM EBITDA	**$338**	**$418**	**$518**
% margin	*36%*	*38%*	*40%*

	NTM EBITDA Multiple	YE 2025	YE 2026	YE 2027
Future share price / premium to unaffected	17.5x	$16.74 / 0%	$21.75 / 30%	$28.14 / 69%
	18.6x *(unaffected)*	**$17.90 / 7%**	**$23.18 / 39%**	**$29.91 / 79%**
	20.0x	$19.45 / 17%	$25.09 / 50%	$32.28 / 93%
	22.5x	$22.15 / 33%	$28.43 / 70%	$36.42 / 118%

	NTM EBITDA Multiple	YE 2025	YE 2026	YE 2027
Present value of future share price / premium to unaffected[1]	17.5x	$16.74 / 0%	$19.68 / 18%	$23.05 / 38%
	18.6x *(unaffected)*	**$17.90 / 7%**	**$20.97 / 26%**	**$24.50 / 47%**
	20.0x	$19.45 / 17%	$22.70 / 36%	$26.44 / 58%
	22.5x	$22.15 / 33%	$25.73 / 54%	$29.82 / 79%

Source: Cascade Management Projections; Public company filings; FactSet as of 11/10/25 (unaffected date)
Note: Unaffected multiple based on street consensus; Financial data as of latest available; Analysis is merely illustrative of the impact of hypothetical trading at assumed multiples and should not be interpreted as a stock price prediction by J.P. Morgan; No opinion is expressed as to the price at which the common stock of Cascade will trade at any future time; Per Cascade management, assumes 293.1mm basic shares outstanding, 7.6mm options outstanding with a weighted average strike price of $9.09, 8.5mm RSUs, 3.6mm PSUs, $16.7mm Enfusion equity commitment, and $4.1mm future hires equity commitment; Cascade Management Projections of free cash flow are burdened by stock-based compensation for purposes of net debt projections; [1] Present value of future share price discounted to 12/31/25 valuation date at 10.5% illustrative discount rate

J.P.Morgan

10

CONFIDENTIAL

Analysis of sponsor ability to pay – *for reference only*

7.5x FY25 Adjusted EBITDA leverage, 17.4% 5YR (2026E-31E) revenue CAGR, 42.6% 2031E Adjusted EBITDA margin, $10mm per year public company cost savings, and 7.5% management promote; $mm except per share figures

S&U @ illustrative $24.50 offer price *(47% premium)*[1]

Illustrative Sources	
Transaction Debt	$1,858
Existing Cash on Balance Sheet	64
Equity Investment	6,809
Total Sources	**$8,731**
Illustrative Uses	
Purchase Equity Value	$7,617
Refinance Net Debt	859
Cash to Balance Sheet	100
Illustrative Transaction Expenses	155
Total Uses	**$8,731**

Pro forma capitalization @ illustrative $24.50 offer price *(47% premium)*[1]

	Amount	*% of Total Cap*	x LTM EBITDA	Pricing
Cash	*$100*			
Term Loan A	$1,362	*16%*	5.5x	*S + 300*
Term Loan B	495	*6%*	2.0x	*S + 500*
Total Debt	**$1,858**	***21%***	**7.5x**	
Sponsor Equity	6,809	*79%*		
Total Capitalization	**$8,66**	***100%***		

Sponsor ability to pay: Revenue CAGR vs. Exit EBITDA Multiple

Implied offer price / Offer premium to unaffected (11/10/25)

- *Assumes 20.0% required 5-year return*

Exit NTM (2031E) EBITDA Multiple	Revenue CAGR (FY2026-31E)[2]		
	15.0%	**17.4%**	20.0%
15.0x	$18.28 / 10%	$20.01 / 20%	$22.04 / 32%
17.5x	$20.78 / 24%	$22.77 / 36%	$25.12 / 51%
18.3x (unaffected)	$21.59 / 29%	$23.67 / 42%	$26.13 / 57%
20.0x	$23.27 / 39%	$25.53 / 53%	$28.20 / 69%
22.5x	$25.77 / 54%	$28.30 / 70%	$31.28 / 87%

Sponsor ability to pay: Required IRR vs. Exit EBITDA Multiple

Implied offer price / Offer premium to unaffected (11/10/25)

- *Assumes 17.4% revenue CAGR (FY2026-31E)*

Exit NTM (2031E) EBITDA Multiple	Required IRR		
	17.5%	**20.0%**	22.5%
15.0x	$21.99 / 32%	$20.01 / 20%	$18.27 / 9%
17.5x	$25.07 / 50%	$22.77 / 36%	$20.75 / 24%
18.3x (unaffected)	$26.08 / 56%	$23.67 / 42%	$21.56 / 29%
20.0x	$28.15 / 69%	$25.53 / 53%	$23.24 / 39%
22.5x	$31.23 / 87%	$28.30 / 70%	$25.72 / 54%

Sponsor ability to pay: Entry vs. Exit EBITDA Multiple

Implied IRR / MoM

- *Assumes 17.4% revenue CAGR (FY2026-31E)*

Exit NTM (2031E) EBITDA Multiple – *Upside*	Offer price / implied entry (2025E) NTM EBITDA multiple		
	24.4x / $23.00	**25.8x / $24.50**	27.2x / $26.00
17.5x	19.7% / 2.5x	18.1% / 2.3x	16.6% / 2.2x
18.3x (unaffected)	20.8% / 2.6x	19.1% / 2.4x	17.6% / 2.2x
20.0x	22.8% / 2.8x	21.1% / 2.6x	19.5% / 2.4x
22.5x	25.5% / 3.1x	23.8% / 2.9x	22.2% / 2.7x
25.0x	28.1% / 3.4x	26.3% / 3.2x	24.7% / 3.0x

Source: Public company filings; FactSet

Note: Cascade Management Projections; Unaffected multiple based on management case; Market data as of 11/10/2025; Balance sheet data as of 09/30/2025; FYE 12/31; Assumes $24.50 illustrative offer price, 12/31/2025 entry, and 12/31/2030 exit; Leverage based off $248mm 2025E Adjusted EBITDA; Assumes 5.5x first lien loan, 2.0x second lien loan, illustrative financing rates, discretionary debt repayment, and $100mm minimum cash; Per Cascade management, assumes 293.1mm basic shares outstanding, 7.6mm options outstanding with a weighted average strike price of $9.09, 8.5mm RSUs, 3.6mm PSUs, $16.7mm Enfusion equity commitment, and $4.1mm future hires equity commitment; Triangulated to 7.5% promote based on expected standalone SBC burden through projection period; [1] Premium to unaffected price (11/10/2025 market close); [2] Assumes constant revenue growth rate from 2026E-31E

J.P.Morgan

11

CONFIDENTIAL

Summary of broker perspectives – *for reference only*

EQUITY ANALYST RATINGS

Broker	Date	Rating	Valuation methodology	Price Target	Price at report date[1]
Broker 1	11/5/2025	Overweight	10-year multistage DCF (2% terminal growth rate and 11% WACC)	$26.00	$17.31
Broker 2	11/12/2025	Outperform	33x EV/2026E EBITDA	$36.00	$19.79
Broker 3	11/6/2025	Buy	~11x EV/26E Gross Profit	$27.00	$15.89
Broker 4	11/24/2025	Overweight	~21.5x EV/CY27E EBITDA	$27.00	$21.70
Broker 5	11/18/2025	Outperform	~12x EV/CY26E Revenue and ~34x EV/CY26E EBITDA	$36.00	$20.83
Broker 6	12/9/2025	Buy	~8x EV/27E Revenue	$30.00	$20.90
Broker 7	11/6/2025	Outperform	-	-	$15.89
Broker 8	11/5/2025	Buy	32x EV/STM FCF	$27.00	$17.31
Broker 9	11/19/2025	Overweight	~30x EV/NTM EBITDA	$27.00	$20.69
Broker 10	12/9/2025	Buy	18x EV / CY27E adj. EBITDA	$30.00	$20.90
Broker 11	11/5/2025	Buy	10-year multistage DCF (4.5% terminal growth rate and 10.9% WACC)	$25.00	$17.31
Median price target				**$27.00**	
% Premium / (Discount) to current				**24%**	

BULL CASE

- Strong management execution of core business continues to deliver organic growth and retention statistics
- Acquisitions create end to end platform, improving cross-sell and incremental growth, as well as more competitive solution set in asset manager market
- AI and automation driving operational efficiency, cost savings, and product innovation across the platform
- Large, underpenetrated TAM ($10B+), with international and insurance verticals as key growth drivers

BEAR CASE

- Integration risk remains elevated following multiple large acquisitions
- Valuation risk if LT growth (20%+) or EBITDA margin (42%+) targets fail to materialize or underwhelm
- Limited room to continue driving NRR due to lower cross-sell execution
- Recent acquisitions may remain growth dilutive until 2027, slowing consolidated growth rates
- Competition from large incumbents (SS&C, BlackRock Aladdin) and new SaaS entrants remains a threat

J.P.Morgan

Source: FactSet as of 12/12/2025; Equity research
Note: Represents current price as of date of report

12

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